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ENZON PHARMACEUTICALS, INC.
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*	Filed in connection with the consent solicitation initiated by DellaCamera Capital Management, LLC and certain of its affiliates.

Enzon Pharmaceuticals, Inc. issued the following press release on April 23, 2009.

For Immediate Release

Contact:	Craig Tooman
EVP, Finance and Chief
Financial Officer
908-541-8777

ENZON’S BOARD OF DIRECTORS REAFFIRMS SUPPORT OF ITS
CHAIRMAN AND CEO

BRIDGEWATER, NJ – April 23, 2009 – The Board of Directors of Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today expressed its unanimous support of its Chairman, CEO and President, Jeffrey H. Buchalter. In light of the proposed shareholder consent solicitation announced yesterday, the Board would like to remind shareholders of the accomplishments achieved under Jeff’s leadership. In the last four years, the Company has undergone a significant transformation, completely refinancing its near-term debt obligations, stabilizing the top-line revenues and rebuilding its R&D pipeline. Due to these accomplishments, the Board believes Enzon is in a better financial position than most biopharmaceutical companies to withstand the current macro environment.

“Since Jeff arrived in 2004, he has executed the strategy to become an integrated biopharmaceutical company focused on investing and building an innovative oncology pipeline,” said Victor Micati, Lead Independent Director. “He has taken a company with significant challenges including a failed late-stage development program, a large short-term debt balance, and lack of direction, and positioned it for future success.”

“Jeff’s experience in both clinical and commercial product development makes him uniquely qualified to lead Enzon,” said Goran Ando, MD, Chairman of the Enzon Compensation Committee and former President of R&D at Pharmacia Corp. “Jeff continues to achieve or exceed the goals established for him and the Company by the Board of Directors. He has the ability to build and advance pipeline programs that have significant potential or make the to disciplined decision to stop development of those compounds that do not meet the high standards we have established.”

“Enzon’s financial position has significantly improved over the last four years. The continued growth in revenues, improved debt balance, and good cash position, provides Enzon the ability to continue to create a sustainable biopharmaceutical company, particularly with the challenges in today’s macro environment,” said Robert Salisbury, Chairman of the Enzon Audit Committee.

“On behalf of the entire Enzon Board, we have full confidence in Jeff’s ability to lead this Company. We urge shareholders to remain supportive and allow value to be created through the maturation of the pipeline and continued solid performance of the business,” said Victor Micati, Lead Independent Director.

The Board noted the following significant accomplishments during Mr. Buchalter’s tenure as Enzon’s CEO:

•

The period between December 2004 and June 2005 was affected by the inherited failure of a late-stage development program. Enzon’s stock performance since June 2005 has outperformed the NASDAQ, NASDAQ Biotechnology and S&P 500 Indices.

•	Built a long-term strategic plan and refocused the Company in oncology and other life- threatening diseases

•	Eliminated the near term uncertainty of $400 million of outstanding debt due in 2008 and reduced overall debt balance from $400 million to $250 million

	o	Issued $275 million in new convertible debt due in 2013, eliminating a significant portion of the near-term obstacle

	o	Financed $92.5 million by selling 25% of the future PEG-INTRON royalties to repurchase the outstanding $123 million of 2008 debt in a non-dilutive transaction

	o	Eliminated a majority of the $150 million of debt at a discount to par

•	Stabilized aggregate revenues from marketed products, largely due to the growth of Oncaspar

•	Reinvested in and discovered untapped potential of Oncaspar

	o	Achieved 1st line approval from FDA in 2006

	o	Received a new IV formulation approval from FDA in 2006

	o	Obtained rights to the long-term supply of raw material

	o	Implemented lifecycle management plans, which include expanded uses

•	Received full approval for DepoCyt from FDA in 2007

•	Hired and retained top-tier talent across the organization

•	Built an innovative oncology pipeline, maintaining a high threshold for continued development of compounds.

•	Internally developed PEG-SN38, reestablishing a strong presence in the Company’s core technology, PEGylation

•	Advanced the PEG-SN38 and HIF-1 alpha antagonist into clinical trials. These compounds have shown tremendous promise in Phase I and are well positioned to enter Phase II trials in 2009.

•	Constructed a new Process Development Lab (PDL) for the internal capabilities to optimize the chemical properties of our compounds

•	Initiated operating efficiencies, which include the consolidation of our manufacturing facilities and realignment of our sales force

•

The Company remained open to exploring strategic alternatives in 2008. These included a spin-off of the Company’s biotechnology assets, as well as the sale of the specialty pharmaceutical business. Due to macro economic conditions, these actions were not completed.

Additional Information and Where to Find It

Enzon Pharmaceuticals, Inc. (the "Company") and its directors, nominees and certain executive officers may be deemed to be participants in the solicitation of consent revocations from stockholders in connection with a consent solicitation (the "Consent Solicitation") being conducted by DellaCamera Capital Management, LLC and certain of its affiliates. The Company plans to file a consent revocation statement (the "Consent Revocation Statement") with the Securities and Exchange Commission (the "SEC") with respect to the solicitation of consent revocations in connection with the Consent Solicitation. On April 13, 2009, the Company filed with the SEC and commenced mailing to stockholders a definitive proxy statement in connection with its solicitation of proxies for its 2009 annual meeting of stockholders (the "2009 Proxy Statement"). Information regarding the names of the Company's directors, nominees and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the 2009 Proxy Statement, which may be obtained free of charge from the SEC's website at http://www.sec.gov and the Company's website at http://www.enzon.com.

Promptly after filing its definitive Consent Revocation Statement with the SEC, the Company will mail the definitive Consent Revocation Statement and a form of consent revocation card to each stockholder entitled to deliver a written consent in connection with the Consent Solicitation. STOCKHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the Consent Revocation from the SEC's website at http://www.sec.gov, the Company's website at http://www.enzon.com, or by contacting Craig Tooman of the Company, c/o Enzon Pharmaceuticals, Inc., 685 Route 202/206, Bridgewater, New Jersey 08807.

About Enzon

Enzon Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to developing, manufacturing and commercializing important medicines for patients with cancer and other life-threatening conditions. The Company has a portfolio of four marketed products, Oncaspar®, DepoCyt®, Abelcet® and Adagen®. Enzon’s drug development programs utilize several cutting-edge approaches, including its industry-leading PEGylation technology platform and the Locked Nucleic Acid (LNA) technology. Enzon’s PEGylation technology was used to develop two of its products, Oncaspar and Adagen, and has created a royalty revenue stream from licensing partnerships for other products developed using the technology. Enzon also engages in contract manufacturing for several pharmaceutical companies to broaden its revenue base. Further information about Enzon and this press release can be found on the Company’s web site at www.enzon.com.

Forward Looking Statements

There are forward-looking statements contained herein, which can be identified by the use of forward-looking terminology such as the words "believes," "expects," "may," "will," "should,” "potential," "anticipates," "plans" or "intends" and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include, but are not limited to the timing, success and cost of clinical studies; the ability to obtain regulatory approval of products, market acceptance of, and continuing demand for, Enzon’s products and the impact of competitive products and pricing. A more detailed discussion of these and other factors that could affect results is contained in our filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the period ended December 31, 2008. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.